Exhibit 99.1

SUNOCO 1Q09 EARNINGS, PAGE 1

News Release

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact	For release: IMMEDIATELY

Thomas Golembeski (media) 215-977-6298

Bill Diebold (investors) 215-977-6764

No:12-09

SUNOCO REPORTS FIRST QUARTER RESULTS

PHILADELPHIA, May 6, 2009 – Sunoco, Inc. (NYSE: SUN) today reported net income attributable to Sunoco shareholders of $12 million ($0.10 per share diluted) for the first quarter of 2009 versus a net loss attributable to shareholders of $59 million ($0.50 per share diluted) for the first quarter of 2008. Income before special items was $59 million ($0.50 per share diluted) for the first quarter of 2009. There were no special items in the first quarter of 2008.

“In a period of significant demand weakness, we were able to earn $23 million in Refining and Supply by effectively optimizing operations in a very difficult market,” said Lynn Elsenhans, Sunoco’s Chairman and Chief Executive Officer. “In addition, our non-refining businesses earned $57 million in the first quarter. While lower demand and rising feedstock costs limited the contribution from Retail Marketing and Chemicals, Logistics earnings of $30 million reflected another record quarterly result from Sunoco Logistics Partners L.P. and our Coke segment earned $25 million.”

Commenting on the Company’s outlook, Elsenhans said, “We continue to expect a challenging market for petroleum and chemical products due to ongoing economic weakness and additional global supply. However, the Company remains focused on executing its strategic plan. In the first quarter, we implemented the first phase of our business improvement initiative, and expect to reduce costs by more than $300 million on an annualized basis by year end. Our capital spending for 2009 is now expected to be approximately $200 million lower than planned. This reduction is primarily associated with the deferral of the Middletown, Ohio cokemaking construction project due to permitting delays and the deferral of certain other projects in Refining and Supply. In addition, we successfully completed debt offerings of $250 million by Sunoco, Inc. and $175 million by Sunoco Logistics Partners L.P. during the quarter. Further, in April, we executed a sales agreement for our Tulsa refinery and Sunoco Logistics Partners L.P. issued 2.25 million limited partnership units generating approximately $110 million of net proceeds from the offering. These actions along with our continued operating discipline will assist us in maintaining our financial flexibility and liquidity through 2009.”

SUNOCO 1Q09 EARNINGS, PAGE 2

DETAILS OF FIRST QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $23 million in the first quarter of 2009 versus a loss of $123 million in the first quarter of 2008. The improvement was due to higher realized margins and lower expenses, partially offset by lower production volumes associated with market-driven rate reductions. During the quarter, we continued to optimize our production slate and run a broader mix of lower-cost crude oil grades resulting in an overall crude utilization rate of 74 percent for the quarter.

During April 2009, Sunoco entered into an agreement in principle to sell its Tulsa refinery to Holly Corporation for $65 million in cash plus inventory. The transaction is subject to customary closing conditions, such as regulatory and other approvals, and is expected to close on June 1, 2009.

RETAIL MARKETING

Retail Marketing earned $6 million in the current quarter versus $26 million in the first quarter of 2008. The decrease in earnings was due to lower margins, partially offset by lower expenses. Sales volumes were relatively flat, but margins were negatively affected by periods of rising wholesale prices and a weak demand environment.

CHEMICALS

Chemicals had a loss of $4 million in the first quarter of 2009 versus income of $18 million in the first quarter of 2008. The decrease in results was due primarily to lower margins and sales volumes, partially offset by a $10 million favorable after-tax lower of cost or market adjustment to its polypropylene inventory previously written down in the fourth quarter of 2008. In March 2009, Sunoco permanently shut down its 400 million pounds-per-year polypropylene manufacturing facility located in Bayport, TX.

LOGISTICS

Sunoco’s Logistics segment earned a record $30 million in the first quarter of 2009 versus $15 million in the first quarter of 2008. The increase was due to significantly higher lease acquisition results, increased crude oil pipeline and storage revenues, and earnings from a refined products pipeline and terminal system acquired in November 2008.

SUNOCO 1Q09 EARNINGS, PAGE 3

COKE

Coke earned $25 million in the first quarter of 2009, unchanged compared to the first quarter of 2008. The favorable impact of increased price realizations from coke production at Jewell was essentially offset by higher operating expenses at Haverhill.

CORPORATE AND OTHER

Corporate Expenses – Corporate administrative expenses were $11 million after tax in the first quarter of 2009 versus $17 million after tax in the first quarter of 2008. The decrease was primarily due to the absence of a $9 million unfavorable income tax consolidation adjustment that was recorded in the prior-year period.

Net Financing Expenses and Other – Net financing expenses and other were $10 million after tax in the first quarter of 2009 versus $3 million after tax in the first quarter of 2008. The increase was primarily due to lower interest income and higher interest expense.

SPECIAL ITEMS

During the first quarter of 2009, Sunoco established a $34 million after-tax accrual for employee terminations and related costs in connection with a business improvement initiative; established a $4 million after-tax accrual for a contract loss, employee terminations and other exit costs in connection with the shutdown of the Bayport, TX polypropylene plant; and recorded a $9 million after-tax provision to write down to estimated fair value certain assets primarily in the Refining and Supply business.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 910 thousand barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, approximately 6,000 miles of crude oil and refined product owned and operated pipelines and 43 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual production capacity of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture approximately 3.0 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the first quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on May 7, 2009. It can be accessed through Sunoco’s website – www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

SUNOCO 1Q09 EARNINGS, PAGE 4

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Company management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s business. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company has included in its Annual Report on Form 10-K for the year ended December 31, 2008 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see the Company’s Securities and Exchange Commission filings, available on the Company’s website at www.SunocoInc.com.

-END OF TEXT, CHARTS FOLLOW-

SUNOCO 1Q09 EARNINGS, PAGE 5

Sunoco, Inc.

2009 First Quarter Financial Summary

(Unaudited)

First Quarter	2009	2008*
Revenues	$6,441,000,000	$12,813,000,000

Net Income (Loss)	$51,000,000	$(38,000,000)
Less: Net Income Attributable to Noncontrolling (Minority) Interests	39,000,000	21,000,000

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders	$12,000,000	$(59,000,000)

Net Income (Loss) Attributable to Sunoco, Inc. Shareholders Per Share of Common Stock:
Basic	$.10	$(.50)
Diluted	$.10	$(.50 )**

Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9	117.2
Diluted	117.0	117.2 **

*	Restated to reflect the adoption of the provisions of Statement of Financial Accounting Standards No.160, “Noncontrolling Interests in Consolidated Financial Statements.” Net income attributable to noncontrolling (minority) interests relates to income from Sunoco Logistics Partners L.P. and SunCoke Energy’s Indiana Harbor cokemaking operations.
**	Since the assumed issuance of common stock under stock incentive awards would not have been dilutive, the diluted per share amounts are equal to the basic per share amounts.

SUNOCO 1Q09 EARNINGS, PAGE 6

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended March 31		Variance
	2009	2008
Refining and Supply	$23	$(123)	$146
Retail Marketing	6	26	(20)
Chemicals	(4)	18	(22)
Logistics	30	15	15
Coke	25	25	—
Corporate and Other:
Corporate expenses	(11)	(17)	6
Net financing expenses and other	(10)	(3)	(7)

	59	(59)	118
Special items	(47)	—	(47)

Net Income (loss) attributable to Sunoco, Inc. shareholders	$12	$(59)	$71

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$.50	$(.50)	$1.00
Special items	(.40)	—	(.40)

Net Income (loss) attributable to Sunoco, Inc. shareholders	$.10	$(.50)	$.60

SUNOCO 1Q09 EARNINGS, PAGE 7

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2009	2008
TOTAL REFINING AND SUPPLY

Income (Loss) (Millions of Dollars)	$23	$(123)
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$6.69	$3.43
Crude Inputs as Percent of Crude Unit Rated Capacity	74	85
Throughputs (Thousand Barrels Daily):
Crude Oil	669.6	777.9
Other Feedstocks	67.6	78.3

Total Throughputs	737.2	856.2

Products Manufactured (Thousand Barrels Daily):
Gasoline	358.2	393.5
Middle Distillates	250.0	298.6
Residual Fuel	61.1	56.3
Petrochemicals	25.7	32.8
Lubricants	7.2	12.2
Other	65.0	95.3

Total Production	767.2	888.7
Less: Production Used as Fuel in Refinery Operations	36.5	40.4

Total Production Available for Sale	730.7	848.3

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.

SUNOCO 1Q09 EARNINGS, PAGE 8

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2009	2008
Northeast Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$6.48	$3.50
Market Benchmark 6-3-2-1 (Value Added) (Per Barrel)	$6.32	$5.78
Crude Inputs as Percent of Crude Unit Rated Capacity	76	87
Throughputs (Thousand Barrels Daily):
Crude Oil	499.4	569.5
Other Feedstocks	59.0	70.6

Total Throughputs	558.4	640.1

Products Manufactured (Thousand Barrels Daily):
Gasoline	276.0	294.2
Middle Distillates	182.5	228.4
Residual Fuel	56.7	52.1
Petrochemicals	22.2	27.0
Other	43.5	61.2

Total Production	580.9	662.9
Less: Production Used as Fuel in Refinery Operations	27.5	29.8

Total Production Available for Sale	553.4	633.1

MidContinent Refining**

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$7.34	$3.21
Market Benchmark 3-2-1 (Per Barrel)	$8.08	$6.12
Crude Inputs as Percent of Crude Unit Rated Capacity	67	82
Throughputs (Thousand Barrels Daily):
Crude Oil	170.2	208.4
Other Feedstocks	8.6	7.7

Total Throughputs	178.8	216.1

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.
**	Comprised of the Toledo and Tulsa refineries.

SUNOCO 1Q09 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2009	2008
MidContinent Refining (continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	82.2	99.3
Middle Distillates	67.5	70.2
Residual Fuel	4.4	4.2
Petrochemicals	3.5	5.8
Lubricants	7.2	12.2
Other	21.5	34.1

Total Production	186.3	225.8
Less: Production Used as Fuel in Refinery Operations	9.0	10.6

Total Production Available for Sale	177.3	215.2

RETAIL MARKETING

Income (Millions of Dollars)	$6	$26
Retail Margin* (Per Barrel):
Gasoline	$2.69	$4.68
Middle Distillates	$10.29	$7.12
Sales (Thousand Barrels Daily):
Gasoline	282.1	280.1
Middle Distillates	36.6	37.7

	318.7	317.8

Total Retail Gasoline Outlets, End of Period	4,654	4,682
Gasoline and Diesel Throughput per Company-Owned or Leased Outlet (M Gal/Site/Month)	143	143
Convenience Stores:
Total Stores, End of Period	696	719
Merchandise Sales (M$/Store/Month)	$78	$77
Merchandise Margin (Company Operated) (% of Sales)	28%	27%

*	Retail sales price less related wholesale price and terminalling and transportation costs per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

SUNOCO 1Q09 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2009	2008
CHEMICALS

Income (Loss) (Millions of Dollars)	$(4)	$18
Margin* (Cents per Pound):
All Products**	7.7	10.6
Phenol and Related Products	6.6	9.2
Polypropylene**	8.6	12.5
Sales (Millions of Pounds):
Phenol and Related Products	407	599
Polypropylene	514	569
Other	5	24

	926	1,192

*	Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.
**	The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount. These margins exclude a favorable lower of cost or market inventory adjustment totaling $17 million ($10 million after tax) for the three months ended March 31, 2009.

LOGISTICS

Income (Millions of Dollars)	$30		$15
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,504		1,254
Affiliated Customers	1,438		1,579

	2,942		2,833

* Excludes joint-venture operations.
COKE

Income (Millions of Dollars)	$25		$25
Coke Production (Thousands of Tons):
United States	682	*	613
Brazil	280		388

*	Includes amounts attributable to a second 550 thousand tons-per-year cokemaking facility at SunCoke Energy’s Haverhill site which commenced operations in July 2008 with full operations expected in the second quarter of 2009.

SUNOCO 1Q09 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended March 31
	2009	2008
CAPITAL PROGRAM (Millions of Dollars)

Refining and Supply	$109	$178
Retail Marketing	8	13
Chemicals	8	6
Logistics	33	23
Coke	69	37

	$227	$257

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)

Refining and Supply	$65	$65
Retail Marketing	25	26
Chemicals	16	17
Logistics	11	15
Coke	8	5

	$125	$128

SUNOCO 1Q09 EARNINGS, PAGE 12

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2008
	1st	2nd	3rd	4th	Total
Refining and Supply	$(123)	$32	$424	$182	$515
Retail Marketing	26	—	72	103	201
Chemicals	18	3	19	(4)	36
Logistics	15	21	20	29	85
Coke	25	23	29	28	105
Corporate and Other:
Corporate expenses	(17)	(11)	2	(20)	(46)
Net financing expenses and other	(3)	(7)	(7)	(5)	(22)

	(59)	61	559	313	874
Special Items	—	21	(10)	(109)	(98)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(59)	$82	$549	$204	$776

Earnings (loss) per share of common stock (diluted):
Income (loss) attributable to Sunoco, Inc. shareholders before special items	$(.50)	$.52	$4.78	$2.68	$7.46
Special items	—	.18	(.08)	(.94)	(.83)

Net income (loss) attributable to Sunoco, Inc. shareholders	$(.50)	$.70	$4.70	$1.74	$6.63

SUNOCO 1Q09 EARNINGS, PAGE 13

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

2009 First Quarter
Refining and Supply	$23
Retail Marketing	6
Chemicals	(4)
Logistics	30
Coke	25
Corporate and Other:
Corporate expenses	(11)
Net financing expenses and other	(10)

59
Special Items	(47)

Net Income attributable to Sunoco, Inc. shareholders	$12

Earnings (loss) per share of common stock (diluted):
Income attributable to Sunoco, Inc. shareholders before special items	$.50
Special items	(.40)

Net Income attributable to Sunoco, Inc. shareholders	$.10

SUNOCO 1Q09 EARNINGS, PAGE 14

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2008*
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$12,796	$16,061	$16,092	$9,103	$54,052
Interest income	9	3	4	1	17
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	—	—	—	23	23
Other income, net	8	20	13	13	54

	12,813	16,084	16,109	9,140	54,146

COSTS AND EXPENSES
Cost of products sold and operating expenses	11,935	14,951	14,155	7,537	48,578
Consumer excise taxes	590	635	645	624	2,494
Selling, general and administrative expenses	177	196	208	244	825
Depreciation, depletion and amortization	128	124	129	134	515
Payroll, property and other taxes	42	34	39	33	148
Provision for asset write-downs and other matters	—	(18)	17	229	228
Interest cost and debt expense	28	28	27	28	111
Interest capitalized	(9)	(8)	(9)	(13)	(39)

	12,891	15,942	15,211	8,816	52,860
Income (loss) before income tax expense (benefit)	(78)	142	898	324	1,286
Income tax expense (benefit)	(40)	34	322	81	397

Net income (loss)	(38)	108	576	243	889
Less: Net income attributable to noncontrolling (minority) interests	21	26	27	39	113

Net income (loss) attributable to Sunoco, Inc. shareholders	$(59)	$82	$549	$204	$776

*	Restated to reflect the adoption of the provisions of Statement of Financial Accounting Standards No.160, “Noncontrolling Interests in Consolidated Financial Statements.”

SUNOCO 1Q09 EARNINGS, PAGE 15

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

2009 First Quarter
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$6,434
Interest income	1
Other income, net	6

6,441

COSTS AND EXPENSES
Cost of products sold and operating expenses	5,350
Consumer excise taxes	579
Selling, general and administrative expenses	194
Depreciation, depletion and amortization	125
Payroll, property and other taxes	43
Provision for asset write-downs and other matters	79
Interest cost and debt expense	31
Interest capitalized	(10)

6,391
Income before income tax benefit	50
Income tax benefit	(1)

Net income	51
Less: Net income attributable to noncontrolling (minority) interests	39

Net income attributable to Sunoco, Inc. shareholders	$12

SUNOCO 1Q09 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At March 31 2009	At December 31 2008*
ASSETS
Current Assets
Cash and cash equivalents	$206	$240
Accounts and notes receivable, net	1,725	1,636
Inventories	859	821
Deferred income taxes	169	138

Total Current Assets	2,959	2,835

Investments and long-term receivables	178	173
Properties, plants and equipment, net	7,886	7,799
Deferred charges and other assets	350	343

Total Assets	$11,373	$11,150

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$3,126	$3,140
Short-term borrowings	274	310
Current portion of long-term debt	146	148
Taxes payable	131	339

Total Current Liabilities	3,677	3,937

Long-term debt	2,093	1,705
Retirement benefit liabilities	844	836
Deferred income taxes	955	859
Other deferred credits and liabilities	511	533
Equity
Sunoco, Inc. shareholders’ equity	2,834	2,842
Noncontrolling (minority) interests	459	438

Total Equity	3,293	3,280

Total Liabilities and Equity	$11,373	$11,150

*	Restated to reflect the adoption of the provisions of Statement of Financial Accounting Standards No.160, “Noncontrolling Interests in Consolidated Financial Statements.”

SUNOCO 1Q09 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Three Months Ended March 31
	2009	2008 *
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$51	$(38)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for asset write-downs and other matters	79	—
Depreciation, depletion and amortization	125	128
Deferred income tax expense	38	49
Payments less than expense for retirement plans	11	8
Changes in working capital pertaining to operating activities	(400)	(71)
Other	(7)	(7)

Net cash provided by (used in) operating activities	(103)	69

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(227)	(257)
Proceeds from divestments	2	3
Other	2	40

Net cash used in investing activities	(223)	(214)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of short-term borrowings	(36)	—
Net proceeds from issuance of long-term debt	658	5
Repayments of long-term debt	(275)	(47)
Cash distributions to investors in cokemaking operations	(3)	(17)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(16)	(14)
Cash dividend payments	(35)	(32)
Purchases of common stock for treasury	—	(49)
Other	(1)	(2)

Net cash provided by (used in) financing activities	292	(156)

Net decrease in cash and cash equivalents	(34)	(301)
Cash and cash equivalents at beginning of period	240	648

Cash and cash equivalents at end of period	$206	$347

*	Restated to reflect the adoption of the provisions of Statement of Financial Accounting Standards No.160, “Noncontrolling Interests in Consolidated Financial Statements.”

-END OF SUNOCO 1Q09 EARNINGS REPORT-